Exhibit 99.1
FOR IMMEDIATE RELEASE

Mary Lynne Hedley Joins Veeva Board of Directors
Veeva adds 23-year life sciences industry veteran and executive leader
PLEASANTON, CA — Aug. 19, 2019 — Veeva Systems (NYSE:VEEV) today announced the appointment of Mary Lynne Hedley to the company’s Board of Directors. Dr. Hedley brings 23 years of experience leading numerous innovative life sciences companies. She is president and chief operating officer at TESARO, an oncology-focused pharmaceutical company she co-founded in 2010 and that was later acquired in 2019 by GSK. Dr. Hedley also currently serves on the board of directors of biopharmaceutical company, Millendo Therapeutics, Inc.
“Veeva has transformed how life sciences companies develop and commercialize products with the industry’s most innovative cloud solutions,” said Dr. Hedley. “It’s an exciting time for the company and I look forward to supporting their customers’ mission in getting the right treatments to the right patients faster and easier.”
“Mary Lynne has extensive leadership experience at some of the most innovative pharmaceutical and biotech companies,” said Peter Gassner, founder and CEO at Veeva Systems. “She will give us invaluable life sciences perspective as we build and deliver innovative cloud software solutions for our customers.”
About Mary Lynne Hedley
Dr. Hedley is president and chief operating officer at TESARO, an oncology-focused pharmaceutical company she co-founded in 2010 and that was later acquired by GSK. She currently serves on the board of directors of biopharmaceutical company, Millendo Therapeutics, Inc.
Previously, she served as executive vice president of operations and chief scientific officer at biotechnology company, Abraxis BioScience, Inc. She was also executive vice president of Eisai Corporation of North America following the company’s acquisition of MGI PHARMA, Inc. Before that she served in various positions at MGI PHARMA, Inc., most recently as executive vice president and chief scientific officer. Dr. Hedley also co-founded and served as the president and CEO of ZYCOS, Inc., a biotechnology company that was acquired by MGI PHARMA, Inc. in 2004. She has also previously served on the board of directors of TESARO, Inc., bluebird bio, and Receptos, Inc., which was acquired by Celgene Corp. in August 2015.
Dr. Hedley received a B.S. in microbiology from Purdue University and a Ph.D. in Immunology from the University of Texas, Southwestern Medical Center.
Additional Information
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About Veeva Systems
Veeva Systems Inc. is the leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 750 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices throughout North America, Europe, Asia, and Latin America. For more information, visit veeva.com.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.

Forward-looking Statements
This release contains forward-looking statements, including the quotations from management and Dr. Hedley and other statements regarding Dr. Hedley’s appointment to Veeva’s Board of Directors and general business conditions, particularly in the life sciences industry. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s filing on Form 10-Q for the period ended April 30, 2019. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

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Contact:
Roger Villareal Veeva Systems 925-264-8885 roger.villareal@veeva.com	Lisa Barbadora Veeva Systems 610-420-3413 pr@veeva.com

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.